Exhibit 10.5

Translated to English

An Agreement

Written and signed in Tel Aviv this 1st day of August, 2006

By and Between

Internet Gold – Golden Lines Ltd.

Private Company 520044264

Of 2 Dov Friedman St., Ramat Gan 52503

(the “Purchaser”)

Of the First Part

And

1. Fishman Family Properties Management (1988) Ltd.

Private Company 511325870

Of 20 Lincoln St., Tel Aviv 67134

(“Fishman”)

2. Monitin Ltd.

Private Company 510783186

Of 127 Yigal Alon, Tel Aviv 67443

(“Monitin”)

Fishman and Monitin shall collectively be referred to as the “Sellers”

Of the Second Part

And

012 Golden Lines Ltd.

Private Company 512140799

Of 25 Hasivim St., Petah Tikva 49170

(the “Company”)

Of the Third Part

Whereas	The parties have entered into a Share Purchase and Merger Agreement dated July 25, 2006 (the “Agreement”)

And Whereas	The parties wish to extend certain dates set forth in the Agreement as detailed above.

The parties have therefore agreed, stipulated and declared as follows:

1.	The deadline designated in Section 5.1 of the Agreement for submitting notice to the Ministry of Communication shall be extended to August 6, 2006.

2.	The deadline designated in Section 5.1 of the Agreement for submitting the merger notice to the Antitrust Commissioner shall be extended to August 6, 2006.

3.	For the avoidance of doubt, all other provisions of the Agreement shall remain unchanged.

In witness whereof the parties have set their hand in writing on the date and at the venue first stated above:

/s/ Illegible	/s/ Illegible
Internet Gold – Golden Lines Ltd.	Fishman Family Properties Management (1988) Ltd.

/s/ Illegible	/s/ Illegible
Monitin Ltd.	012 Golden Lines Ltd.

/s/ Illegible
Globescom Communication (1997) Ltd.